SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                               Amendment No. 1 to

                                 CURRENT REPORT

                                 Amending Item 7

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported ): December 22, 1997

                             TMCI ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                      0-27510                 77-0413814
(State or other jurisdiction)   (Commission File Number) (IRS Employer ID No.)

1875 Dobbins Drive, San Jose, CA                           95133
  (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code:(408) 272-5700

INFORMATION TO BE INCLUDED IN THE REPORT


Item 7.  Financial Statements and Exhibits

     (a),(b)The financial information being filed with this report is as follows:

            (1)   Report of Independent Auditors;

            (2) Balance sheet of Trinity Electronics, Inc. as of September 30, 1997 (unaudited) and December 31, 1996;

            (3) Statement of Operations for Trinity Electronics, Inc. for the nine months ended September 30, 1997 and 1996, respectively (unaudited) and for the fiscal years ended December 31, 1996 and 1995, respectively;

            (4) Statement of Stockholder's Equity for the nine months ended September 30, 1997 (unaudited) and for the fiscal years ended December 31, 1996 and 1995, respectively;

            (5) Statement of Cash Flows for Trinity Electronics, Inc. for the nine months ended September 30, 1997 and 1996, respectively (unaudited) and for the fiscal years ended December 31, 1996 and 1995, respectively;

            (6)   Notes to Financial Statements;

            (7) Pro Forma Condensed Combined Financial Statements Basis of Presentation (unaudited);

            (8) Pro Forma Condensed Combined Balance Sheet as of September 30, 1997(unaudited);

            (9) Pro Forma Condensed Combined Income Statement for the Nine Months Ended September 30, 1997 (unaudited);

            (10) Pro Forma Condensed Combined Income Statement for the Fiscal Year Ended December 31, 1996 (unaudited); and

            (11) Notes to Pro Forma Condensed Combined Financial Statements (unaudited).

     (c) The following exhibits were previously filed with the Report on Form 8-K dated January 6, 1998:

     2.0    Merger  Agreement  and  Plan of  Reorganization  by and  among  TMCI
            Electronics,    Inc.,   TMCI\Trinity   Acquisition   Corp,   Trinity
            Electronics, Inc. and Patrick McQuade, dated December 22, 1997.

                  [Remainder of Page Intentionally Left Blank]

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                              TMCI ELECTRONICS, INC.

Date: May 26, 1998                            By:/s/ Edmund J. Becmer
                                                 Edmund J. Becmer
                                                 Vice President and
                                                 Chief Financial Officer

TMCI ELECTRONICS, INC. AND SUBSIDIARIES
INDEX TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


Report of Independent Auditors....................................     F-1

Balance Sheet of Trinity Electronics, Inc. as of September 30, 1997
(unaudited)and December 31, 1996 .................................     F-2

Statement of Operations for Trinity Electronics, Inc. for the nine months ended September 30, 1997 and 1996, respectively (unaudited)
and for the fiscal years ended December 31, 1996 and 1995,
respectively......................................................     F-3

Statement of Stockholder's Equity for Trinity Electronics, Inc. the
nine months ended September 30, 1997 (unaudited) and for the fiscal
years ended December 31, 1996 and 1995, respectively .............     F-4

Statement of Cash Flows for Trinity Electronics, Inc. for the nine months ended September 30, 1997 and 1996, respectively (unaudited)
and for the fiscal years ended December 31, 1996 and 1995,
respectively......................................................     F-5

Notes to Financial Statements.....................................     F-6-F-9

Pro Forma Condensed Combined Financial Statements
Basis of Presentation (unaudited).................................     P-1

Pro Forma Condensed Combined Balance Sheet as of September 30, 1997
(unaudited).......................................................     P-2

Pro Forma Condensed Combined Income Statement for the Nine Months
Ended September 30, 1997 (unaudited) .............................     P-3

Pro Forma Condensed Combined Income Statement for the Fiscal Year
Ended December 31, 1996 (unaudited)...............................     P-4

Notes to Pro Forma Condensed Combined Financial Statements (unaudited).P-5

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholder of Trinity Electronics, Inc.
  San Jose, California


            We have audited the accompanying balance sheet of Trinity Electronics, Inc. as of December 31, 1996, and the related statements of operations, stockholder's equity, and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trinity Electronics, Inc. as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.







                                          MOORE STEPHENS, P. C.
                                          Certified Public Accountants.

New York, New York
March 22, 1998

TRINITY ELECTRONICS, INC.
------------------------------------------------------------------------------


BALANCE SHEETS
------------------------------------------------------------------------------


                                                          September 30,  December 31,
                                                              1 9 9 7      1 9 9 6
                                                            [Unaudited]
Assets:                                                    ------------  ------------
Current Assets:
  Cash                                                     $  610,176   $   850,000
  Accounts Receivable - [Net of Allowance for Doubtful
   Accounts of $10,398 and $4,398]                            296,854       196,081
  Inventory                                                   443,392       414,389
  Prepaid Expenses and Other Current Assets                     9,062         5,181
  Advance - Related Party                                          --         1,150
                                                           ----------   -----------
  Total Current Assets                                      1,359,484     1,466,801

Property, Plant and Equipment - Net                            13,829        18,359
                                                           ----------   -----------
  Total Assets                                             $1,373,313   $ 1,485,160
                                                           ==========   ===========
Liabilities and Stockholder's Equity:
Current Liabilities:
  Accounts Payable and Accrued Expenses                    $  189,709   $   180,497
  Due to Stockholder                                           19,972        45,246
  Accrued Profit-Sharing                                       39,492        51,365
  Dividend Payable - Stockholder                              441,694            --
  Note Payable - Related Party - Current Portion                5,359         4,384
                                                           ----------   -----------
  Total Current Liabilities                                   696,226       281,492

Long-Term Liability:
  Note Payable - Related Party - Net of Current Portion         6,246         9,740
                                                           ----------   -----------
  Total Liabilities                                           702,472       291,232
                                                           ----------   -----------
Commitments and Contingencies                                      --            --
                                                           ----------   -----------
Stockholder's Equity:
  Common Stock, No Par Value, 100,000 Shares Authorized,
   15,000 Shares Issued and Outstanding                        51,184        51,184

  Retained Earnings                                           619,657     1,142,744
                                                           ----------   -----------
  Total Stockholder's Equity                                  670,841     1,193,928
                                                           ----------   -----------
  Total Liabilities and Stockholder's Equity               $1,373,313   $ 1,485,160
                                                           ==========   ===========


See Notes to Financial Statements.

TRINITY ELECTRONICS, INC.
------------------------------------------------------------------------------


STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------


                                         Nine months ended        Years ended
                                          September 30,           December 31,
                                       1 9 9 7     1 9 9 6    1 9 9 6      1 9 9 5
                                     [Unaudited] [Unaudited]
                                    ------------ ----------- ---------- -----------
Sales - Net                         $ 3,309,654 $ 2,817,191 $ 3,628,465 $ 3,574,704

Cost of Goods Sold                    2,010,177   1,731,692   2,244,173   2,296,536
                                    ----------- ----------- ----------- -----------
  Gross Profit                        1,299,477   1,085,499   1,384,292   1,278,168
                                    ----------- ----------- ----------- -----------
Operating Expenses:
  Officer's Salary                      110,000     390,000     520,000     424,000
  Other Salaries and Wages              291,340     227,648     312,252     269,969
  Other Expenses                        220,779     177,313     233,939     209,186
                                    ----------- ----------- ----------- -----------
  Total Operating Expenses              622,119     794,961   1,066,191     903,155
                                    ----------- ----------- ----------- -----------
  Income from Operations                677,358     290,538     318,101     375,013
                                    ----------- ----------- ----------- -----------
Other Income [Expense]:
  Interest Income                         5,160      16,437      23,506      13,637
  Interest Expense - Related Party         (533)       (886)     (1,145)     (1,421)
                                    ----------- ----------- ----------- -----------
  Total Other Income                      4,627      15,551      22,361      12,216
                                    ----------- ----------- ----------- -----------
  Income Before Provision for
   Income Taxes                         681,985     306,089     340,462     387,229
                                    ----------- ----------- ----------- -----------
Provision for Income Taxes                6,040       4,440       6,032       5,891
                                    ----------- ----------- ----------- -----------
  Net Income                        $   675,945 $   301,649 $   334,430 $   381,338
                                    =========== =========== =========== ===========



See Notes to Financial Statements.

TRINITY ELECTRONICS, INC.
------------------------------------------------------------------------------


STATEMENTS OF STOCKHOLDER'S EQUITY
------------------------------------------------------------------------------



                                           Common Stock                     Total
                                       Number of              Retained   Stockholder's
                                        Shares     Amount     Earnings      Equity
                                        -------   --------    --------     ---------
  Balance - December 31, 1994            15,000 $    51,184 $   509,092 $   560,276

Net Income for the Year Ended
  December 31, 1995                          --          --     381,338     381,338

Dividends Paid                               --          --     (17,269)    (17,269)
                                       -------- ----------- ----------- -----------
  Balance - December 31, 1995            15,000      51,184     873,161     924,345

Net Income for the Year Ended
  December 31, 1996                          --          --     334,430     334,430

Dividends Paid                               --          --     (64,847)    (64,847)
                                       -------- ----------- ----------- -----------
  Balance - December 31, 1996            15,000      51,184   1,142,744   1,193,928

Net Income for the Nine Months Ended
  September 30, 1997 [Unaudited]             --          --     675,945     675,945

Dividends Paid [Unaudited]                   --          --    (757,338)   (757,338)

Dividends Payable [Unaudited]                --          --    (441,694)   (441,694)
                                       -------- ----------- ----------- -----------
  Balance - September 30, 1997
   [Unaudited]                           15,000 $    51,184 $   619,657 $   670,841
                                       ======== =========== =========== ===========



See Notes to Financial Statements.

TRINITY ELECTRONICS, INC.
------------------------------------------------------------------------------


STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------


                                         Nine months ended         Years ended
                                          September 30,           December 31,
                                       1 9 9 7     1 9 9 6    1 9 9 6      1 9 9 5
                                     [Unaudited] [Unaudited]
Operating Activities:                ----------- -----------  ---------   ---------
  Net Income                        $   675,945 $   301,649 $   334,430 $   381,338
  Adjustments to Reconcile Net      ----------- ----------- ----------- -----------
   Income to Net Cash Provided
   by Operations:
   Depreciation                           4,759       4,525       6,036      10,035
   Loss on Disposal of Equipment            157          --          --          --

  Changes in Assets and Liabilities:
   [Increase] Decrease in:
     Accounts Receivable               (100,773)     96,112     124,630     (81,224)
     Inventory                          (29,003)    (74,464)    (80,550)    (71,256)
     Prepaid Expenses and Other Assets   (3,881)     (1,588)     (2,338)      5,040
     Interest Receivable                     --     (11,914)      8,333      (8,333)

   Increase [Decrease] in:
     Accounts Payable and Accrued
      Expenses                           (2,549)    290,683      22,394      13,836
     Income Taxes Payable                  (112)     (2,962)     (2,850)      2,962
     Due to Related Party               (25,274)    (16,349)    (10,031)     (2,176)
                                    ----------- ----------- ----------- -----------
   Total Adjustments                   (156,676)    284,043      65,624    (131,116)
                                    ----------- ----------- ----------- -----------
  Net Cash - Operating Activities       519,269     585,692     400,054     250,222
                                    ----------- ----------- ----------- -----------
Investing Activities:
  Cash Placed on Deposit                     --          --          --    (300,000)
  Repayment of Deposit                       --          --     300,000          --
  Cash Paid for Equipment                  (386)    (10,687)    (16,971)    (11,455)
  Advance to Related Party                   --          --      (1,150)         --
  Repayment by Related Party              1,150          --          --          --
                                    ----------- ----------- ----------- -----------
  Net Cash - Investing Activities           764     (10,687)    281,879    (311,455)
                                    ----------- ----------- ----------- -----------
Financing Activities:
  Payments of Long-Term Debt             (2,519)     (3,039)     (4,088)     (3,813)
  Dividends Paid                       (757,338)    (64,847)    (64,847)    (17,269)
                                    ----------- ----------- ----------- -----------
  Net Cash - Financing Activities      (759,857)    (67,886)    (68,935)    (21,082)
                                    ----------- ----------- ----------- -----------
  Net [Decrease] Increase in Cash      (239,824)    507,119     612,998     (82,315)

Cash - Beginning of Periods             850,000     237,002     237,002     319,317
                                    ----------- ----------- ----------- -----------
  Cash - End of Periods             $   610,176 $   744,121 $   850,000 $   237,002
                                    =========== =========== =========== ===========
Supplemental Disclosures of Cash Flow Information:
  Cash paid during the periods for:
   Interest                         $       533 $       886 $     1,145 $     1,421
   Income Taxes                     $     6,152 $     7,402 $     8,882 $     1,420

Supplemental Schedule of Non-Cash Investing and Financing Activities:
  A dividend payable to the sole stockholder, in the amount of $441,694 has been accrued as of September 30, 1997.

See Notes to Financial Statements.

TRINITY ELECTRONICS, INC.
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------




[1] Organization and Nature of Operations

Trinity Electronics, Inc. [the "Company"] was incorporated October 6, 1989. The Company's revenues are predominantly generated from purchase and distribution of board level components including capacitors, resistors, board to board interconnects and back plane interconnects. The Company also provides cable assembly services to its customers. The Company sells primarily to original
equipment   manufacturers  and  contract   manufacturers   located  in  northern
California.

[2] Summary of Significant Accounting Policies

Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. At September 30, 1997 and December 31, 1996, there were no cash equivalents.

Allowance for Doubtful Accounts - The Company has provided for an allowance for doubtful accounts on the basis of a review for collectibility of accounts receivable at the end of each financial statement period. The allowance for doubtful accounts amounted to $10,398 and $4,398 at September 30, 1997 and December 31, 1996, respectively.

Inventory - Inventory, which consists of finished goods, is recorded at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventory at September 30, 1997 was determined using an estimated gross profit percentage..

Property, Plant and Equipment and Depreciation - Property, plant and equipment is stated at cost. Depreciation is computed utilizing the straight-line method generally over the estimated useful life of five to seven years.

Income Taxes - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholder is liable for federal income taxes on the Company's taxable income. The Company is, however, responsible for California state income tax at the rate of 1.5% of taxable income. Deferred income taxes are not material.

Risk Concentrations - Financial instruments that potentially subject the Company to concentrations of credit risk include cash, cash equivalents and accounts receivable arising from its normal business activities. The Company places its cash and cash equivalents with high credit quality financial institutions located in the western United States. The Company periodically has money in a financial institution that is subject to normal credit risk beyond insured amounts. This credit risk, representing the excess of the bank's deposit liabilities reported by the bank over the amounts that would have been covered by federal insurance, amounted to approximately $602,315 and $1,201,711 at September 30, 1997 and December 31, 1996, respectively. The Company does not require collateral or other security to support financial instruments subject to credit risk.

Accounts receivable are primarily composed of balances due from customers in northern California.

Regarding accounts receivable, the Company believes that credit risk is limited due to the collection history with the Company's customer base. The Company routinely monitors receivables aging and payments by customers, and based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited. Such assessment may be subject to change in the near term.

TRINITY ELECTRONICS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #2
------------------------------------------------------------------------------



[2] Summary of Significant Accounting Policies [Continued]

Advertising - The Company expenses advertising costs as incurred. Total advertising costs charged to expense amounted to $2,477, $3,055, $2,410 and $1,084 for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996 and 1995, respectively.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

[3] Property, Plant and Equipment and Depreciation

Property, plant and equipment consisted of the following:

                                                September 30, December 31,
                                                   1 9 9 7     1 9 9 6
                                                -----------  -----------
Machinery and Equipment                         $    71,293 $    70,908
Motor Vehicle                                            --      20,957

Totals                                               71,293      91,865
Less:  Accumulated Depreciation                     (57,464)    (73,506)

  Totals                                        $    13,829 $    18,359

Depreciation expense amounted to $4,759, $4,525, $6,036 and $10,035 for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996 and 1995, respectively.

[4] Note Payable - Related Party

Note payable, uncollateralized, to the Company's sole stockholder is payable in monthly installments of $436, including interest of 7.0% per annum. Payments commenced January 15, 1995. Maturities of this debt at December 31, 1996 are as follows:

December 31,
   1997                             $     4,384
   1998                                   4,700
   1999                                   5,040

   Total                            $    14,124

Interest expense amounted to $533, $886, $1,145 and $1,421 for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996 and 1995, respectively.

[5] Related Party Transactions

The Company had only one stockholder, Mr. P. McQuade, during the periods covered by these financial statements. Transactions between Mr. P. McQuade and the Company included:

[a] Payment of interest and principle on a note payable [See Note 4].

[b] Reimbursement of expenses incurred. The amounts payable at September 30, 1997 and December 31, 1996 were $19,972 and $45,246, respectively [disclosed as "Due to Stockholder"].

TRINITY ELECTRONICS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #3
------------------------------------------------------------------------------




[6] Commitments and Contingencies

The Company had an operating lease on its premises until December 1996. From then, it occupied its premises on a month-to-month basis only.

Rent expense amounted to $32,319, $25,227, $33,886 and $31,441 for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996 and 1995, respectively.

The Company had no other material commitments or contingent liabilities.

[7] Employee Profit-Sharing Plan

The Company had an approved defined contribution profit-sharing plan covering employees that had completed 1,000 hours of service and were actively employed at the end of the fiscal year. The Company contributed to the plan on a discretionary basis and each employees' account vested 100% over six years service. As of October 1, 1997, the plan was terminated as a result of the acquisition of the Company and accordingly all employees were 100% vested. The Company contributions charged to expense were $39,492, $38,524, $51,365 and $41,423 for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996 and 1995, respectively.

[8] Subsequent Events

On December 22, 1997, the Company merged with and into TMCI/Trinity Acquisition Corp., a wholly owned subsidiary of TMCI Electronics, Inc. ["TMCI"]. The merger agreement is effective as of October 1, 1997. TMCI paid the sole stockholder a total consideration of $4,290,000 in connection with the merger, including $1,000,000 in cash, $1,000,000 in a promissory note due March 9, 1998, $290,000 in a promissory note due January 4, 1998 extended to April 15, 1998 and $2,000,000 in common stock of TMCI resulting in the issuance of 404,539 shares of the common stock of TMCI. The common stock issued in connection with the merger is being held in escrow as security for the representations and warranties of Trinity and the sole stockholder of Trinity and as security for the performance of the sole stockholder of Trinity of his obligations pursuant to an Employment Agreement entered into in connection with the merger.

[9] Unaudited Interim Statement

The financial statements as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996 are unaudited; however, in the opinion of management all adjustments [consisting solely of normal recurring adjustments] necessary to make the financial statements not misleading have been made. The results of the interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

[10] New Authoritative Accounting Pronouncements

The Financial Accounting Standards Board ["FASB"] has issued Statement of Financial Accounting Standards ["SFAS"] No. 130, "Reporting Comprehensive Income." SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. SFAS No. 130 is not expected to have a material impact on the Company.

TRINITY ELECTRONICS, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #4
------------------------------------------------------------------------------




[10] New Authoritative Accounting Pronouncements [Continued]

The FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 changes how operating segments are reported in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for periods beginning after December 15, 1997, and comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application. SFAS No. 131 is not expected to have a material impact on the Company.

[11] Fair Value of Financial Instruments

In assessing the fair value of financial instruments, the Company is required to make assumptions, which are based on estimates of market conditions and risks existing at that time. For the financial instruments, including cash, accounts receivable, accounts payable, amounts due to and from related parties, and short-term debt, management estimates that the carrying amount approximated fair value for the majority of these instruments because of their short maturities. Management estimates that the carrying amount of its long-term indebtedness approximates fair value since the interest rates currently offered to the Company for debt of the same remaining maturities approximates the average interest rates which the Company is currently paying.







               .   .   .   .   .   .   .   .   .   .   .   .   .

TMCI ELECTRONICS, INC.
-------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
BASIS OF PRESENTATION
[UNAUDITED]
--------------------------------------------------------------------------------



            The following pro forma condensed combined balance sheet as of September 30, 1997 and the condensed combined statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996, give effect to TMCI Electronics, Inc. and Subsidiaries [the "Company"] acquiring through its TMCI/Trinity Acquisition Corp. subsidiary, all of the common stock of Trinity Electronics, Inc. ["Trinity"] for a purchase price of $4,290,000.

            The pro forma information is based on the historical financial statements of the Company and the aforementioned acquired company, giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

            The pro forma balance sheet at September 30, 1997 gives effect to the transaction as if it occurred on the balance sheet date.

            The pro forma statements of operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996, gives effect to these transactions as if they occurred at the beginning of the respective periods presented.

            The pro forma condensed combined financial statements have been prepared by the Company 's management based upon the historical financial statements of the Company and Trinity. These pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the acquisitions had been in effect on the dates indicated. The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and notes contained elsewhere herein, and in the Company's registration statement on Form 10-K and the Company's quarterly reports on Form 10-Q.

TMCI ELECTRONICS, INC.
--------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1997.
[UNAUDITED]
--------------------------------------------------------------------------------


                                          Historicals
                                      TMCI                 Pro Forma      Pro Forma
                                Electronics, Inc. Trinity  Adjustments     Combined
Assets:                         ----------------- -------  -----------  -----------
Current Assets:
  Cash                            $   112,076 $  610,176 $ (461,666)[3] $   260,586
  Accounts Receivable [Net]         5,260,122    296,854         --       5,556,976
  Inventory                         7,938,699    443,392         --       8,382,091
  Deferred Income Taxes                68,748         --         --          68,748
  Prepaid Expenses and Other
   Current Assets                     523,856      9,062     (6,219)[1]     526,699
  Notes Receivable - Stockholders     204,197         --         --         204,197
                                  ----------- ---------- ----------     -----------
  Total Current Assets             14,107,698  1,359,484   (467,885)     14,999,297
                                  ----------- ---------- ----------     -----------
Property and Equipment [Net]        5,381,313     13,829     36,171 [1]   5,431,313
                                  ----------- ---------- ----------     -----------
Other Assets:
  Due from Stockholders and
   Related Party                      699,148         --         --         699,148
  Other Assets                         22,895         --         --          22,895
  Goodwill                          2,797,324         --  3,583,000       6,380,324
                                  ----------- ---------- ----------     -----------
  Total Other Assets                3,519,367         --  3,583,000       7,102,367
                                  ----------- ---------- ----------     -----------
  Total Assets                    $23,008,378 $1,373,313 $3,151,286     $27,532,977
                                  =========== ========== ==========     ===========
Liabilities and Stockholders' Equity:
Liabilities:
  Accounts Payable and Accrued
   Expenses                       $ 3,845,085 $  229,201 $       39 [1] $ 4,074,325
  Notes Payable and Capital Lease
   Obligation - Current Portion     4,145,112      5,359  2,290,000 [4]   6,440,471
  Due to Affiliate                     27,503    461,666   (461,666)[3]      27,503
                                  ----------- ---------- ----------     -----------
  Total Current Liabilities         8,017,700    696,226  1,828,373      10,542,299
                                  ----------- ---------- ----------     -----------
Long-Term Liabilities:
  Notes Payable and Capital Lease
   Obligation - Net of Current
   Portion                          4,184,419      6,246     (6,246)[1]   4,184,419
  Deferred Income Taxes               556,973         --         --         556,973
                                  ----------- ---------- ----------     -----------
  Total Long-Term Liabilities       4,741,392      6,246     (6,246)      4,741,392
                                  ----------- ---------- ----------     -----------
  Total Liabilities                12,759,092    702,472  1,822,127      15,283,691

Stockholders' Equity               10,249,286    670,841  1,329,159[2,4] 12,249,286
                                  ----------- ---------- ----------     -----------
  Total Liabilities and Stock-
   holders' Equity                $23,008,378 $1,373,313 $3,151,286     $27,532,977
                                  =========== ========== ==========     ===========
See Notes to Pro Forma Condensed Combined Financial Statements.

TMCI ELECTRONICS, INC.
------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997.
[UNAUDITED]
--------------------------------------------------------------------------------


                            Historicals
                          TMCI                     Pro Forma AdjustmentsPro Forma
                    Electronics, Inc.Trinity      DR          CR          Combined

Net Sales             $27,773,034 $3,309,654 $      --    $      --     $31,082,688

Cost of Goods Sold     17,572,573  2,010,177        --           --      19,582,750
                      ----------- ---------- ---------    ---------     -----------
  Gross Profit         10,200,461  1,299,477        --           --      11,499,938

Operating Expenses      7,865,808    622,119   179,000[5]        --       8,666,927
                      ----------- ---------- ---------    ---------     -----------
  Income From
   Operations           2,334,653    677,358  (179,000)          --       2,833,011

Other Income [Expense]   (231,282)     4,627  (155,000)[6]       --        (381,655)
                      ----------- ---------- ---------    ---------     -----------
  Income Before Provision
   for Income Taxes     2,103,371    681,985  (334,000)          --       2,451,356

Provision for Income
  Taxes                   792,914      6,040   139,000[7]        --         937,954
                      ----------- ---------- ---------    ---------     -----------
  Net Income          $ 1,310,457 $  675,945 $(473,000)   $      --     $ 1,513,402
                      =========== ========== =========    =========     ===========
  Net Income Per
   Share - Basic      $       .37                                       $       .39
                      ===========                                       ===========
  Net Income Per
   Share - Diluted    $       .33                                       $       .36
                      ===========                                       ===========
Weighted Average Shares
  Outstanding - Basic   3,515,829                                         3,920,368
                        =========                                         =========
Weighted Average Shares
  Outstanding - Diluted 3,854,791                                         4,259,330
                        =========                                         =========

See Notes to Pro Forma Condensed Combined Financial Statements.

TMCI ELECTRONICS, INC.
--------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR THE YEAR ENDED
DECEMBER 31, 1996. [UNAUDITED]
-------------------------------------------------------------------------------


                            Historicals
                          TMCI                     Pro Forma AdjustmentsPro Forma
                    Electronics, Inc.Trinity      DR          CR          Combined

Net Sales             $26,139,828 $3,628,465 $      --    $      --     $29,768,293

Cost of Goods Sold     20,237,746  2,244,173        --           --      22,481,919
                      ----------- ---------- ---------    ---------     -----------
  Gross Profit          5,902,082  1,384,292        --           --       7,286,374

Operating Expenses      5,377,132  1,066,191   238,900[5]        --       6,682,223
                      ----------- ---------- ---------    ---------     -----------
  Income From Operations  524,950    318,101  (238,900)          --         604,151

Other Income [Expense]   (357,614)    22,361  (206,000)[6]       --        (541,253)
                      ----------- ---------- ---------    ---------     -----------
  Income Before Provision
   for Income Taxes       167,336    340,462  (444,900)          --          62,898

Provision for Income
  Taxes                    18,999      6,032   (40,000)          --         (14,969)
                      ----------- ---------- ---------    ---------     -----------
  Net Income          $   148,337 $  334,430 $(404,900)   $      --     $    77,867
                      =========== ========== =========    =========     ===========
  Net Income Per
   Share - Basic      $       .05                                       $       .02
                      ===========                                       ===========
  Net Income Per
   Share - Diluted    $       .05                                       $       .02
                      ===========                                       ===========
Weighted Average Shares
  Outstanding - Basic   2,865,445                                         3,269,984
                        =========                                         =========
Weighted Average Shares
  Outstanding - Diluted 3,197,599                                         3,602,138
                        =========                                         =========


See Notes to Pro Forma Condensed Combined Financial Statements.

TMCI ELECTRONICS, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
[UNAUDITED]
-------------------------------------------------------------------------------




[1] To adjust to market assets acquired and liabilities assumed.

[2] To eliminate equity accounts of acquired enterprise in the amount of $671,000 and record the issuance of common stock.

[3] To reflect payment of dividends to stockholder.

[4] To record consideration paid of $1,000,000 in cash from draw down of line of credit, $1,290,000 in promissory notes and issuance of 404,539 shares with a fair value of $2,000,000 in exchange for all of the common stock of Trinity which gives rise to goodwill of $3,583,000 calculated as follows:

     Purchase Price                                          $ 4,290,000
     Less:Assets in Excess of Liabilities Acquired - At
           Book Value                                            671,000
          Adjustments to Fair Market Value - Net                  36,000
                                                             -----------
      Goodwill                                               $ 3,583,000
                                                             ===========
[5]  To  record   amortization   of  goodwill   over  15  years   utilizing  the
     straight-line method. Calculated as follows:

     Goodwill                                                $ 3,583,000
     Life                                                             15
                                                             -----------
      Annual Amortization                                    $   238,900
                                                             ===========
      Nine Month Amortization                                $   179,000
                                                             ===========
[6] To record interest expense on indebtedness, incurred related to the acquisition at 9%:

     Annual                                                  $   206,000
                                                             ===========
     Nine Month Expense                                      $   155,000
                                                             ===========
[7] To reflect additional income tax [benefit] expense:

     Annual                                                  $   (40,000)
                                                             ===========
     Nine Month Expense                                      $   139,000
                                                             ===========






           .   .   .   .   .   .   .   .   .   .   .   .   .   .   .